EXHIBIT 10.6


                              GULF WEST BANKS, INC.
                         EXECUTIVE OFFICER BONUS PROGRAM


TERM:
Continuous with annual review by Board. The Board may revoke the bonus program by making the revocation effective for the year immediately after the second calendar year-end following the revocation.

ELIGIBILITY:
Only Executive officers are eligible, however, to receive any bonus the officer must be employed by the Bank at the time the bonus is paid.



BONUS CALCULATION:
Bonus payment will be made upon achieving minimal target levels of return on average equity. The return on average equity shall be computed by dividing the net income for the calendar year, after subtracting the after tax provision for any Stakeholder bonuses and Executive Bonuses, by the average equity (net worth). Any bonus payouts per the schedule below shall be reduced as needed to be able to pay Stakeholder bonuses and still maintain the scheduled return on average assets. The average equity shall be computed by adding the equity at January 1 of each year to the equity at month end during the year and dividing by 13.The following schedule shall apply:

                                                                BONUS PAYMENT
                                                                    AS A
             RETURN ON                                              % OF
          AVERAGE EQUITY                                        ANNUAL SALARY
          --------------                                        -------------
                10%                                                  10%
                11%                                                  15%
                12%                                                  20%
                13%                                                  25%
                14%                                                  30%
                15%                                                  35%
                16%                                                  40%
                17%                                                  45%
            18% and over                                             50%